UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       ----------------------------------


                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

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                                  July 11, 2002
                                 Date of Report
                        (Date of earliest event reported)


                      Shenandoah Telecommunications Company
             (Exact name of registrant as specified in its charter)


          Virginia                     0-9881                   54-1162807
(State or other jurisdiction of      (Commission             (I.R.S. Employer
incorporation or organization)        File Number)        Identification Number)


            P.O. Box 459
            Edinburg, VA                                           22824
(Address of principal executive office)                          (Zip code)


       Registrant's telephone number, including area code: (540) 984-4141

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Item 5. Other Events

On Tuesday, July 9, the Company sold its remaining 260,158 shares of VeriSign, Inc. for net proceeds of $1.27 million. With this sale, the Company will record a $600 thousand pre-tax loss in its third quarter 2002 results.

The Company's investment in VeriSign resulted from VeriSign's acquisition of Illuminet Holdings, Inc. When VeriSign acquired Illuminet in December 2001, the Company was required by generally accepted accounting principles to recognize a $12.7 million non-cash pre-tax gain. Subsequent to the merger, the market value of VeriSign stock declined. Management deemed the VeriSign investment to be impaired during the second quarter of 2002 due to the continuing decline of the stock price. In second quarter 2002, the Company recorded an $8.0 million impairment charge before taxes to reflect the decline in the VeriSign stock price.

Beginning in 1981 when the Company first invested in VeriSign's predecessor companies, the Company invested a cumulative total of $893 thousand in cash. Including the sale of stock on July 9, 2002, the Company has realized proceeds of $8.1 million before taxes from all sales of its stock in VeriSign and its predecessor companies.


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SHENANDOAH TELECOMMUNICATIONS COMPANY AND SUBSIDIARY COMPANIES

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

              SHENANDOAH TELECOMMUNICATIONS COMPANY
              (Registrant)


July 11, 2002 /s/ CHRISTOPHER E. FRENCH
                -----------------------
                  Christopher E. French
                  President


July 11, 2002 /s/ LAURENCE F. PAXTON
                -----------------------
                  Laurence F. Paxton
                  Vice President - Finance